        As filed with the Securities and Exchange Commission July 6, 2001
                                   Registration Statement No. 333-______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------

                           LAYNE CHRISTENSEN COMPANY
             (Exact name of registrant as specified in its charter)

            Delaware                                  48-0920712
         -----------------                            -----------
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)


            1900 SHAWNEE MISSION PARKWAY, MISSION WOODS, KANSAS 66205
               (Address of Principal Executive Offices)       (Zip Code)

                                LAYNE CHRISTENSEN
                            CAPITAL ACCUMULATION PLAN
                            -------------------------
                            (Full title of the plan)

                   STEVEN F. CROOKE, LAYNE CHRISTENSEN COMPANY
            1900 SHAWNEE MISSION PARKWAY, MISSION WOODS, KANSAS 66205
                     (Name and address of agent for service)

                                 (913) 362-0510
          (Telephone number, including area code, of agent for service)

                  Please send copies of all correspondence to:

                            Layne Christensen Company
                          1900 Shawnee Mission Parkway
                           Mission Woods, Kansas 66205
           Attn: Steven F. Crooke, Vice President and General Counsel
                                 (913) 362-0510


================================================================================


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                                        Proposed maximum        Proposed maximum           Amount of
 Title of securities         Amount to be                   offering           aggregate offering         registration
   to be registered           registered                price per share (1)        price (1)                   fee
--------------------         ------------               -------------------    ------------------         ------------

   Shares of
Common Stock
  $.01 par value           250,000 shares (2)               $    8.30           $   2,075,000              $   519.00
=======================================================================================================================


(1) Pursuant to Rule 457(h) of the Securities Act of 1933, and solely for the purposes of calculating the amount of the registration fee, the proposed maximum offering price per share and proposed maximum aggregate offering price is based on the average of the high and low prices of the Common Stock on July 5, 2001, in the over-the-counter market as quoted on the National Association of Securities Dealers Automated Quotation National Market System.

(2) The provisions of Rule 416 shall apply to this registration statement and the number of shares registered on this registration statement automatically shall increase or decrease as a result of stock splits, stock dividends or similar transactions.

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 33-54064 are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been previously filed by Layne Christensen Company (the "Company") with the Securities and Exchange Commission (the "Commission") and are incorporated by reference into this Registration
Statement: (i) the Annual Report on Form 10-K filed for the fiscal year ended January 31, 2001; (ii) the quarterly report on Form 10-Q for the quarter ended April 30, 2001; and (iii) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-20578), including any amendments or reports filed for the purpose of updating such description.

         Additionally, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof and prior to the termination of the Layne Christensen Capital Accumulation Plan or the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except that in no event shall any information included in any such document in response to Item 402(i), (k) or
(l) of Regulation S-K be deemed to constitute a part of this Registration Statement. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of the Registrant's common stock registered pursuant to this Registration Statement and certain other matters will be passed upon by Steven F. Crooke, Vice President and General Counsel of the Registrant. As of July 6, 2001, Mr. Crooke has been granted options exercisable with respect to 50,000 shares of the Registrant's common stock.




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


         ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Section 145 of the General Corporation Law of Delaware (the "DGCL") gives Delaware corporations broad powers to indemnify, their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, including expenses relating to liabilities under the Securities Act of 1933, as amended (the "Securities Act"), subject to specified conditions and exclusions, and gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of the stockholders or otherwise.

         (b) The Company's Bylaws provide that the Company shall indemnify officers and directors of the Company to the fullest extent permitted by and in the manner permissible under the DGCL.

         (c) In accordance with Section 102(b)(7) of the DGCL, the Company's Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the DGCL (unlawful payment of dividends) or (iv) transactions from which a director derives an improper personal benefit.

         (d) The Company has obtained directors and officers liability insurance for each of its directors and executive officers which (subject to certain limits and deductibles) (i) insures such persons against loss arising from certain claims made against them by reason of such persons being a director or officer, and (ii) insures the Company against loss which it may be required or permitted to pay as indemnification due such persons for certain claims. Such insurance may provide coverage for certain matters as to which the Company may not be permitted by law to provide indemnification.

         (e) For information regarding the Company's undertaking to submit to adjudication, the issue of indemnification for violation of the securities laws, see "Undertakings," Item 9 hereof.

         ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.           EXHIBITS.

         A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.



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


         The Registrant hereby undertakes to submit the Plan documents and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

         ITEM 9.           UNDERTAKINGS.

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registrant Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the



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


                           offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission Woods, State of Kansas, on June 19, 2001.

                                      LAYNE CHRISTENSEN COMPANY

                                      By: /s/ A. B. Schmitt
                                         ---------------------------------------
                                          Andrew B. Schmitt
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Steven F. Crooke as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, lawfully may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE AND TITLE                                         DATE
         -------------------                                         ----


/s/ A. B. Schmitt                                               June 19, 2001
-----------------------------------------------
Andrew B. Schmitt
President, Chief Executive Officer and Director
 (Principal Executive Officer)


/s/ Jerry W. Fanska                                             June 19, 2001
-----------------------------------------------
Jerry W. Fanska
Vice President - Finance and Treasurer
(Principal Financial & Accounting Officer)


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



/s/ Robert J. Dineen                                            June 19, 2001
-----------------------------------------------
Robert J. Dineen
Director


/s/ Todd A. Fisher                                              June 19, 2001
-----------------------------------------------
Todd A. Fisher
Director


/s/ Edward A. Gilhuly                                           June 19, 2001
-----------------------------------------------
Edward A. Gilhuly
Director


/s/ Donald K. Miller                                            June 21, 2001
-----------------------------------------------
Donald K. Miller
Director


/s/ Sheldon R. Erikson                                          June 26, 2001
-----------------------------------------------
Sheldon R. Erikson
Director

                                INDEX TO EXHIBITS
                                -----------------

                                                                                               SEQUENTIALLY
EXHIBIT NO.                  DESCRIPTION                                                       NUMBERED PAGE
-----------                  -----------                                                       -------------

     4.1                     Specimen common stock certificate (filed as                            *
                             Exhibit 4(1) to the Registrant's
                             Registration Statement on Form S-1,
                             SEC File No. 33-48432, and
                             incorporated herein by reference).

     4.2                     Restated Certificate of Incorporation                                  *
                             of the Registrant (filed as Exhibit 3(1) to
                             the Registrant's Annual Report on Form
                             10-K for the fiscal year ended January 31,
                             1996, and incorporated herein by reference).

     4.3                     Bylaws of the Registrant (filed as Exhibit                             *
                             3(2) to the Registrant's Registration
                             Statement on Form S-1, SEC File No.
                             33-48432, and incorporated herein by
                             reference).

     5                       Opinion of Steven F. Crooke, Vice President                            9
                             and General Counsel, for the Registrant,
                             with respect to the legality of Registrant's
                             common stock registered hereby.

    23.1                     Consent of the Registrant's Independent                               10
                             Accountants.

    23.2                     Consent of Steven F. Crooke, the Registrant's                          *
                             Counsel (contained in the Opinion of Counsel
                             filed as Exhibit 5).

    25                       Power of Attorney (included on Signature page                          *
                             to original filing of this Registration Statement).

-        Incorporated herein by reference.


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